SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2009

EXPEDITE 2, INC.
(Exact name of registrant as specified in Charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4536 Portage Road
Niagara Falls, Ontario
Canada, L2E 6A8
(Address of Principal Executive Offices)

(905) 354-7222
(Issuer Telephone number)

(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “Expedite” or the “Registrant” refer to Expedite 2, Inc., a Delaware corporation.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a technology company that reads legacy data computer tapes and extracts and recovers data contained in the tapes in accordance with a Stock Purchase and Share Exchange Agreement dated February 10, 2009 (“Exchange Agreement”) by and among Expedite 2, Inc., (“Expedite”) a company incorporated under the laws of the Delaware, John Bordynuik, Inc. (“JBI”), an Ontario Corporation, and each of the shareholders of JBI (the “JBI Shareholders”). The close of the transaction (the "Closing") took place on February 10, 2009 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of JBI from the JBI Shareholders; and the JBI Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the JBI Shareholders, their designees or assigns, 58,521,000 shares of our common stock or 99 per cent of the shares of Expedite common stock issued and outstanding after the Closing.

A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Pursuant to the Exchange Agreement, JBI became a wholly-owned subsidiary of Expedite. The directors of Expedite have approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of JBI have approved the Exchange Agreement and the transactions contemplated thereunder.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on February 10, 2009, we acquired JBI, a developer of technology that reads legacy data computer tapes and recover the valuable data contained in tapes, in accordance with the Exchange Agreement. The close of the transaction took place on February 10, 2009. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of JBI from the JBI Shareholders; and the JBI Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the JBI Shareholders, their designees or assigns, 58,521,000 shares of our common stock or 99 per cent of the shares of Expedite common stock issued and outstanding after the Closing. Following the transaction, there are 58,621,000 shares of common stock issued and outstanding

JBI is an Ontario Corporation incorporated on February 10, 2006. JBI reads high volume legacy data computer tapes for large institutions and corporations. JBI is sole sourced by NASA and MIT to read their 7 & 9 track computer tapes written from the 1960’s to 2000. Millions of tapes were written during this period and the data has not been recoverable to date.

John Bordynuik, President of JBI, has developed the technology to read legacy data computer tapes and to extract and recover the valuable data contained therein. Mr. Bordynuik has built a strong reputation in legacy data recovery and has completed recovery projects for NASA, Massachusetts Institute of Technology (MIT), the United Nations (UN), the Ontario Provincial Government, and many other institutions and Fortune-100 companies and their founders. Mr. Bordynuik has assigned this technology to JBI.

BUSINESS

Overview

John Bordynuik Inc. (JBI) is an Ontario Corporation incorporated on February 10, 2006. JBI reads high volume legacy data computer tapes for large institutions and corporations. JBI is sole sourced by NASA and MIT to read their 7 & 9 track computer tapes written from the 1960’s to 2000. Millions of tapes were written during this period and the data has not been recoverable to date.

John Bordynuik, President of JBI, has developed the technology to read legacy data computer tapes and to extract and recover the valuable data contained therein. Mr. Bordynuik has built a strong reputation in legacy data recovery and has completed recovery projects for the NASA, Massachusetts Institute of Technology (MIT), UN Tapes, Ontario Provincial Government, and many other institutions and Fortune-100 companies and their founders. Mr. Bordynuik has assigned this technology to JBI.

JBI designed and manufactured a 40-foot mobile data recovery container complete with 18 drives, photographing stations, servers, air handling, tape dehydration systems, and room for tape libraries. This container is capable of reading in excess of 700 tapes per day and is designed primarily to remotely read large volumes of seismic data tapes for Oil and Gas as well as highly sensitive tapes for Government Defense Departments.

Mr. Bordynuik has a significant history cracking encryption used to store data onto tapes and deciphering data for clients; this is extremely valuable in the process of legacy data recovery and provides a value–added service to customers. Usually, JBI’s services are required to decipher tape data after recovery. All data, sensitive or private, is stored in a secure location and viewed only by JBI. JBI employs Mr. Bordynuik’s software to decipher all data and convert it to modern file formats as requested by clients.

Mr. Bordynuik has developed technology to prove mechanically that the recovered data is 100 per cent accurate. Prior to the development of this technology old media read on original equipment could not be validated and its output was generally poor.

JBI’s technology is highly valuable to governmental and educational institutions, and in the recovery of seismic data. As an example, earth science sensor data compiled by NASA and stored on these tapes can now be viewed and studied on a single computer. At the time that these legacy tapes were written, it was not uncommon for large IBM mainframes to have 8 kilobytes of dynamic memory and no disk drive. In the past, it has not been possible to process decades of sensor data due to limited disk storage, lack of dynamic memory and limited processing power, and inability to read old tapes. From a business-unit perspective, every tape is considered a “national asset” and high volumes of paperwork, administration and storage costs are required to manage them. JBI can usually amalgamate 200,000 national assets (tapes) into one national asset (hard disk array).

We have scaled to handle multiple clients and have developed a tape transcription, migration and normalization technology for the Oil and Gas market. To date, JBI’s business has been unsolicited. In the future, JBI will utilize existing relationships to seek new business and will seek relationships with Oil and Gas clients to read their seismic data tapes.

JBI designed and manufactured a 40-foot Mobile Data Recovery Container complete with 18 tape drives, photographing stations, servers, air handling, tape dehydration systems, and room for tape libraries. This container is capable of reading in excess of 700 tapes per day. It is an innovative solution to remotely read large volumes of seismic data tapes for Oil and Gas as well as highly sensitive tapes for Government Defense Departments. JBI will now transport its proprietary technologies and processes directly to clients’ sites in order to read tapes that contain exceptionally sensitive data or are restricted through governmental regulations from going off-site.

JBI does not use off-the-shelf-hardware and software and has the ability to design technology to recover most legacy data and most modern media. Through proprietary research and development that applies technology solutions with artificial intelligence and custom hardware, firmware and software, JBI provides the innovation necessary to be competitive in today’s market.

JBI holds a US patent for a dirty bomb detector and is exploring the possibilities of licensing this technology to the market.

JBI sponsored the IEEE Mass Storage Systems and Technologies Conference. Mr. Bordynuik spoke at the event to highlight JBI’s findings. The attendees are representatives from institutions in the United States and internationally. This was a significant event for JBI.

Management & Relationships

John Bordynuik
John Bordynuik is the founding CEO and President of JBI. Mr. Bordynuik is responsible for driving corporate strategy, business development, hardware and software design, and sales. Mr. Bordynuik grew JBI organically with a proven team. Mr. Bordynuik built JBI with strong client relationships and an impeccable reputation by developing sophisticated magnetic storage devices to recover legacy data for MIT, US Army, NASA, professors of institutions worldwide, founders of Fortune-500 companies, and countless public and private companies.

Mr. Bordynuik is a Collaborative Researcher in the Math and Computation Group of the Computer Science and Artificial Intelligence Lab, Massachusetts Institute of Technology (MIT), Cambridge, MA. Mr. Bordynuik solved MIT’s problem of reading 30-40 year old tapes by developing highly sophisticated technology to address the issues related to legacy computer data, and has since recovered thousands of tapes from the 1960’s to 1990’s. In 2001, Mr. Bordynuik recovered the “holy grail of software” for the founder of the world’s largest operating system company in Washington. During 1990-2001, Mr. Bordynuik was employed by the Ontario Legislative Assembly, Queen's Park, Toronto, in Research and Development. Mr. Bordynuik has recovered data from old media for the past 20 years to amass the world’s largest solution and algorithm archive.

Mr. Bordynuik was granted a broad US patent (7,115,872) for a dirty bomb detector in 2006. Mr. Bordynuik continues to innovate and develop niche market products for JBI.

Mr. Bordynuik is filing patents to protect technologies developed to recover data from old media.

Steve Doede
Steve Doede is a member of the senior management team with responsibilities for risk management, SR&ED tax credits, project and process management, logistics, outsourcing and staffing. Mr. Doede is a former management consultant and principal of S.A. Doede & Associates, a niche-consulting group that specializes in technology infrastructure strategy, and executive leadership for a range of business environments. Steve holds a Masters of Business Administration from the University of Toronto, and brings over 25 years of experience as a leader in the development of technology in support of core business operations. He is experienced in a broad range of business environments including technology, financial institutions, education, regulatory agencies, and the public service. He sits on the Board of Directors at Communication and Technologies Credit Union (Comtech) and is currently the Chair of the Policies and Bylaws Committee. Steve was the former Vice President, Operations of Best Doctors Inc., Canada and previously was Director of Canadian Imperial Bank of Commerce's Retail Market's Shared Services Division where he was responsible for the Bank's financial and operational risk reporting systems, Canadian branch banking's infrastructure support, as well as Director of CIBC Telephone Banking's MIS Group. As a former member of the public service, Mr. Doede was Director of Information Technology for the Ontario Provincial Government Caucus and a key member of the Premier's Transition Team. During the early 1980’s, he worked for the super-computer manufacturer Control Data Corporation as a programmer-analyst. Mr. Doede is a member of itSMF with certification in ITIL service support and service delivery standards as well as process engineering using Six Sigma and Lean frameworks.

Katie Matkowski
Katie Matkowski is a member of the senior management team in the capacity of Profit Center Manager: Mobile Data Recovery.  Ms Matkowski successfully planned and managed the development of JBI’s 40-foot mobile data recovery container that enables JBI to read and normalize high volumes of tapes at any client or government site. Ms Matkowski will continue to manage this department as well as plan and execute data recovery projects. Ms. Matkowski is also responsible for researching, planning and executing acquisitions on behalf of the company.

Ms Matkowski holds a Bachelors of Business Administration from Brock University with distinction, and was inducted into Beta Gamma Sigma International Business Honours society for her academic achievements while in the program.

Alan Barnett
Alan Barnett is a member of the senior management team in the capacity of Head Research and Development Chemist. Since joining JBI, Mr. Barnett has been responsible for developing dehydration systems to remove moisture from tapes as quickly as possible. Mr. Barnett has designed and fabricated our existing moisture removal systems and is presently developing vacuum drying technology for newer magnetic tape media.

Mr. Barnett has 25 years experience working for a major lubricant manufacturing company. Mr. Barnett holds a Bachelor of Science, majored in chemistry and microbiology from the University of Waterloo. Mr. Barnett also holds a Chemical Technology Diploma from Niagara College.

Ranson Wang
Ranson Wang is a senior research engineer who has designed and overseen electronics manufacturing in China for the past 20-years. Mr. Wang maintains relationships and supervises production of electronic assemblies for JBI in China. Mr. Wang also redesigns assemblies to match the resources available there. In 1987, Mr. Wang worked at the Hubei Shashi Research Institute for six years designing MCU hardware and software. In 1993, Mr. Wang designed switching-mode power supplies for the Hubei Zhoggyuan Radio factory. Since 2000, Mr. Wang has designed numerous microcontroller-based devices. Mr. Wang will continue to oversee prototyping and small production runs while supporting JBI’s MCU-controlled modules.

Employees

JBI currently employs 15 full and part-time staff. JBI designs, develops and manufactures all of JBI’s data recovery equipment. JBI is equipped with 12 media dryers, 50 7 & 9-track tape drives, large customized and modified tape libraries to support  media such as 3480, 3490, 3590, DLT, LTO, SDLT, AIT, and Exabyte, as well as many other modern cartridge formats. JBI has 200TB of storage and various server clusters for processing. JBI has packaged internal data conversion and management systems into one plug-and-play solution for clients with large datasets.

JBI designed and manufactured a 40-foot Mobile Data Recovery Container complete with 18 tape drives, photographing stations, servers, air handling, tape dehydration systems, and room for tape libraries. This container is capable of reading in excess of 700 tapes per day. It is an innovative solution to remotely read large volumes of seismic data tapes for Oil and Gas as well as highly sensitive tapes for Government Defense Departments. JBI will now transport its proprietary technologies and processes directly to clients’ sites in order to read tapes that contain exceptionally sensitive data or are restricted through governmental regulations from going off-site.

 JBI has a robust infrastructure to support data acquisition, processing and output. JBI’s development lab includes a 112-core distributed processing and file-serving cluster with 100TB of temporary storage. JBI utilizes a “Cray-on-a-chip” development platform to migrate designs to hardware after thoroughly proven in software. JBI has a fully equipped machine shop. Risk of data loss is mitigated through the use of a secure offsite backup storage facility. JBI has manufactured additional tape drives for the Oil and Gas sector. JBI has the world’s largest engineering, math and solutions archive onsite.

Products

Magnetic Computer Backup Tapes:

JBI is sole sourced by institutions to read their large volume of legacy data 7 & 9 track tapes. In August 2008, JBI met with NASA to discuss further procurement requirements and to work out scheduling for the arrival of more tapes. NASA is currently arranging the shipping of the next set of tapes to JBI for data recovery.

JBI has read thousands of tapes for Massachusetts Institute of Technology. These were written from 1960s through 1995. The scalability of our proprietary technology employed enables JBI to easily expand data recovery services for new media types. JBI will continue to use economies of scale to increase volume and lower costs.

JBI will use economies of scope to provide data recovery solutions for newer types of magnetic media that include microfiche, optical and film. JBI will leverage the unique strategic alliance with Mr. Bordynuik to establish long-term licensing of technologies used in our products and services. JBI will focus on reliable and timely delivery and quality outcomes. JBI will build, strengthen and manage the JBI brand.

Radiation Detection Products

JBI owns a broad-based patent for a handheld and network able dirty bomb detection sensor. JBI has not built or sold any product under this patent to date.

Advertising and Sales Strategy:

Tapes

JBI has already developed a reputation in data recovery and is sole-sourced by established institutions, governments and highly respected individuals. This reputation will promote word of mouth sales and contacts. JBI has developed strategic alliances with NASA, MIT and other large educational institutions as a result of Mr. Bordynuik’s 22-year track record of data recovery and reputation for being able to recovery 100 per cent of the information from “unreadable” tapes. Strategic alliances provide on-going introductions to institutions and corporations in need of our data recovery services.

JBI will develop and offer only the highest quality products and services. We will use patented and/or disruptive technologies. This will reduce customers’ costs and have a positive outcome. This strategy will continually differentiate us from our competitors’ products and services. JBI is quality focused. This is demonstrated by “perfect reads” of tapes from NASA, the UN, MIT, the US Army, and many other public and private archives.

.JBI has a working agreement with a large seismic data library corporation regarding our ability to recover and manage their volumes of 7 & 9 track tapes. JBI has experience reading seismic data tapes. JBI has a working agreement with an experienced Oil and Gas data management company and is now formalizing the scope of various projects with their Oil and Gas clients.

JBI will seek new customers through referrals from existing client relationships. JBI Senior Executives have and will continue to attend the key exhibitions and conferences for mass storage solutions to promote JBI’s data recovery solutions. Mr. Bordynuik sponsored and presented at the IEEE Conference in Maryland in September 2008

VII. Competitive Advantages

JBI is sole sourced by NASA, MIT, and other large institutions to read their legacy 7 & 9 track computer data. We are the only company capable, at this time, of reading legacy 7 & 9 track tapes 100 per cent. Our competition will be from data recovery houses who claim to be able to read legacy data. In the past, these data recovery businesses have sent JBI requests to purchase and/or license Mr. Bordynuik’s technologies.

During NASA’s procurement process, JBI received many requests from various vendors to quote on subcontracting the work. NASA procured JBI through FAR 13 for tape recovery after a thorough bidding and verification process.

Presently, some data recovery businesses use original equipment to recover data from old media; this is generally found to be ineffective and data is not accurate. JBI will compete against groups claiming to be able to read legacy media by emphasizing our proven track record and proven technology. JBI will achieve and maintain profitability by controlling costs. We will scale up only on an as-needed basis.

Office Space

JBI’s leased corporate office and warehouse space is located at 4536 Portage Road, Niagara Falls, Ontario Canada L2E 6A8, in the north end of Niagara Falls, five miles from two major highways, and within five to 20 miles from four major international bridges. JBI pays $6888.88 monthly for this space.

The JBI corporate office and production warehouse is located in a 32,000 square foot facility located in Niagara Falls, Ontario, Canada. Our Administration, Sales & Marketing and Research & Development team occupies 3,000 square feet, and 5,000 sq. feet is allocated for prototype, assembly and data recovery. Production, shipping and receiving are managed in the remainder of our facility.

JBI is opening an engineering office in Cambridge, Massachusetts near MIT. JBI outsourced software and hardware engineers to assist in developing and scaling our technologies.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

•
WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT LEVELS WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our research and development efforts. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

•	WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow organically through referrals and expanding into additional business sectors. We cannot assure you that we will be able to successfully establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

•	IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to move forward with our business plans. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our research and development expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

•	NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

•	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

•
IF WE ARE UNABLE TO ACCURATELY ESTIMATE THE OVERALL RISKS OR COSTS WHEN WE BID ON A CONTRACT WHICH IS ULTIMATELY AWARDED TO US, WE MAY ACHIEVE A LOWER THAN ANTICIPATED PROFIT OR INCUR A LOSS ON THE CONTRACT.

Substantially all of our revenues and contract backlog are typically derived from fixed unit price contracts. Fixed unit price contracts require us to perform the contract for a fixed unit price irrespective of our actual costs. As a result, we realize a profit on these contracts only if we successfully estimate our costs and then successfully control actual costs and avoid cost overruns. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause the contract not to be as profitable as we expected, or may cause us to incur losses. This, in turn, could negatively affect our cash flow, earnings and financial position.

The costs incurred and gross profit realized on those contracts can vary, sometimes substantially, from the original projections due to a variety of factors, including, but not limited to:

•	onsite conditions that differ from those assumed in the original bid;

•	later contract start dates than expected when we bid the contract;

•	contract modifications creating unanticipated costs not covered by change orders;

•	availability and skill level of workers in the geographic location of a project;

•	fraud or theft committed by our employees;

•	difficulties in obtaining required governmental permits or approvals;

•	changes in applicable laws and regulations; and

•
ECONOMIC DOWNTURNS OR REDUCTIONS IN GOVERNMENT FUNDING OF TECHNOLOGY PROJECTS, OR THE CANCELLATION OF SIGNIFICANT CONTRACTS, COULD REDUCE OUR REVENUES AND PROFITS AND HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our business is highly dependent on the amount of technology work funded by various governmental entities, which, in turn, depends on the overall condition of the economy, the need for new technology related work, the priorities placed on various projects funded by governmental entities and national or local government spending levels. Decreases in government funding of technology projects could decrease the number of technology related contracts available and limit our ability to obtain new contracts, which could reduce our revenues and profits.

Contracts that we enter into with governmental entities can usually be canceled at any time by them with payment only for the work already completed. In addition, we could be prohibited from bidding on certain governmental contracts if we fail to maintain qualifications required by those entities. A sudden cancellation of a contract or our debarment from the bidding process could have a material adverse effect on our business and results of operations.

•	JOHN BORDYNIUK HAS MAJORITY VOTING CONTROL OF OUR COMMON STOCK

Mr. Bordynuik has the voting proxy for the majority of the voting stock of the Company. Mr. Bordynuik controls the voting rights for the 37,100,000 shares of the 58,621,250 issued and outstanding shares of our common stock. Mr. Bordynuik may be able to control our corporate actions because of his voting control.

Risks Associated with our Securities

•	RESTRICTED SECURITIES; LIMITED TRANSFERABILITY.

Our securities should be considered a long-term, illiquid investment. Our Common Stock has not been registered under the Act, and cannot be sold without registration under the Act or any exemption from registration. In addition, our Common Stock is not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

•	OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

•	THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Forward-Looking Statements

We make forward-looking statements in Management’s Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this report based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include information about our possible or assumed future results of operations which follow under the headings “Business and Overview,” “Liquidity and Capital Resources,” and other statements throughout this report preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements, including the risks and uncertainties described below and other factors we describe from time to time in our periodic filings with the U.S. Securities and Exchange Commission (the “SEC”). We therefore caution you not to rely unduly on any forward-looking statements. The forward-looking statements in this report speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

COMPANY OVERVIEW

John Bordynuik Inc. (JBI) is an Ontario Corporation incorporated on February 10, 2006. JBI reads high volume legacy data computer tapes for large institutions and corporations. JBI is sole sourced by NASA and MIT to read their 7 & 9 track computer tapes written from the 1960’s to 2000. Millions of tapes were written during this period and the data has not been recoverable to date.

John Bordynuik, President of JBI, has developed the technology to read legacy data computer tapes and to extract and recover the valuable data contained therein. Mr. Bordynuik has built a strong reputation in legacy data recovery and has completed recovery projects for the NASA, Massachusetts Institute of Technology (MIT), the United Nations (UN), the Ontario Provincial Government, and many other institutions and Fortune-100 companies and their founders. Mr. Bordynuik has assigned this technology to JBI.

JBI’s management team has grown JBI organically. JBI is a niche market company focused on high quality legacy data recovery as well as the manufacture and marketing of Mr. Bordynuik’s inventions.

JBI does not need to raise additional capital in order to continue in business for the first two years, even without revenue. The company has $2,650,000 cash on hand and has accounts receivable from NASA for $39,500. The volume in tapes from NASA is growing as our relationship progresses.

Mr. Bordynuik has a significant history cracking encryption used to store data onto tapes and deciphering data for clients; this is extremely valuable in the process of legacy data recovery and provides a value–added service to customers. Usually, JBI’s services are required to decipher tape data after recovery. All data, sensitive or private, is stored in a secure location and viewed only by JBI. JBI employs Mr. Bordynuik’s software to decipher all data and convert it to modern file formats as requested by clients.

Mr. Bordynuik has developed technology to prove mechanically that the recovered data is 100 per cent accurate. Prior to the development of this technology old media read on original equipment could not be validated and its output was generally poor.

JBI’s technology is highly valuable to governmental and educational institutions, and in the recovery of seismic data. As an example, earth science sensor data compiled by NASA and stored on these tapes can now be viewed and studied on a single computer. At the time that these legacy tapes were written, it was not uncommon for large IBM mainframes to have 8 kilobytes of dynamic memory and no disk drive. In the past, it has not been possible to process decades of sensor data due to limited disk storage, lack of dynamic memory and limited processing power, and inability to read old tapes. From a business-unit perspective, every tape is considered a “national asset” and high volumes of paperwork, administration and storage costs are required to manage them. JBI can usually amalgamate 200,000 national assets (tapes) into one national asset (hard disk array).

We have scaled to handle multiple clients and have developed a tape transcription, migration and normalization technology for the Oil and Gas market. To date, JBI’s business has been unsolicited. In the future, JBI will utilize existing relationships to seek new business and will seek relationships with Oil and Gas clients to read their seismic data tapes.

JBI designed and manufactured a 40-foot Mobile Data Recovery Container complete with 18 tape drives, photographing stations, servers, air handling, tape dehydration systems, and room for tape libraries. This container is capable of reading in excess of 700 tapes per day. It is an innovative solution to remotely read large volumes of seismic data tapes for Oil and Gas as well as highly sensitive tapes for Government Defense Departments. JBI will now transport its proprietary technologies and processes directly to clients’ sites in order to read tapes that contain exceptionally sensitive data or are restricted through governmental regulations from going off-site.

JBI does not use off-the-shelf-hardware and software and has the ability to design technology to recover most legacy data and most modern media. Through proprietary research and development that applies technology solutions with artificial intelligence and custom hardware, firmware and software, JBI provides the innovation necessary to be competitive in today’s market.

JBI holds a US patent for a dirty bomb detector and is exploring the possibilities of bringing this device to market.

Tapes

The following is a summary of the expected revenue and costs resulting from the production of 18,000 tapes/month (one truckload):

Revenue:
Per tape cost to customer to recover data (volume order of 18,000 tapes/month) is $25/tape.
Per tape cost to customer to shred tape (volume order of 18,000 tapes/month). JBI can read one tape every 15 minutes per drive.

Total cost to customer: $25/tape
JBI costs incl. expenditures/tape (1 shift): $14/tape
Total revenue/18,000 tapes: $450,000.00
Gross Profit per truckload of tapes: $198,000.00

Expenditures:
Salaries: $736,000.00
Office Rent: $82,666.00
Accounting: $50,000.00
Legal: $50,000.00
Patents: $50,000.00
Total: $968,666.00

Salaries:
Senior Executive Team: $ 440,000.00
Research & Development 100,000.00
Salary to 2 Data Recovery Technologists $74,000.00
Contracted employees: $60,000.00
Benefits: $80,000.00
Sub Total: $754,000.00

SR&ED tax credits: $168,000.00

Total: $ 586,000.00

*** The salaries for Research and Development and equipment purchased for research and development qualify for a 40 per cent Canadian SR & ED tax credit. JBI will seek these credits through our Canadian office for the benefit of our shareholders. Of the above salaries, 1/2 of the Senior Executive Team and Research and Development staff qualify for the company to be reimbursed 40 per cent of the salary.

Total estimated gross profits are based on 18,000 tapes/month beginning April 2009. The company’s first year profits are impacted by “one time” costs such as the cost to take the company public and the costs of scaling up including drives, tape conditioners, ovens, and infrastructure.

Revenue recognition
Revenue and cost s reported to date is realized from the subsidiary’s operations and recognized on the accrual basis in accordance with Generally Accepted Accounting Principles.

RESULTS OF OPERATIONS

Comparison of Three Months Ended October 31, 2008 and 2007

The following table sets forth the results of our operations for the periods indicated as a percentage of total net sales:

Comparison of Three Months Ended October 31, 2008 and 2007

REVENUES. For the three-month period ended October 31, 2008 as compared to the three-month period ended October 31, 2007, the Company generated revenues of $0 and $31,500 respectively, reflecting an decrease of approximately 100 per cent, of which is attributable to an increase in cost of services and general and administrative expense.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The company incurred selling, general and administrative expenses of $291,034 for the three months ended October 31, 2008, an increase of $270,115, compared to $20,919 for the three months ended October 31, 2007.

NET INCOME. We had net loss of ($310,625) for the three months ended October 31, 2008 as compared to $10,581 for three months ended October 31, 2007.

Comparison of Years Ended July 31, 2008 and 2007

REVENUES. For the year ended July 31, 2008 as compared to the year ended July 31, 2007, the Company generated revenues of $90,536 and $49,574 respectively, reflecting an increase of approximately $40,965which approximately is attributable to progressing through NASA’s procurement process.

Net Cash From Operating Activities. We generated negative cash flow from operating activities for the fiscal year ended July 31, 2008 and for the fiscal year ended July 31, 2007. Specifically, net cash used in operating activities totaled ($294,016) for the year ended July 31, 2008 as compared to ($57,545) for the year ended July 31, 2007. The increase was primarily due to manufacturing a mobile data container solution and expanding existing tape recovery technologies, re-engineering processes and capacity growth.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The company incurred selling, general and administrative expenses of $451,452 for the year ended July 31, 2008, an increase of $339,585, compared to $111,867 for the year ended July 31, 2007.

NET INCOME. We had net loss of ($445,696) for the year ended July 31, 2008 as compared to ($101,283) for the year ended July 31, 2007, an increase of 344,413. The increase in net loss is attributable to increased in general and administrative expenses.

Cash. As of July 31, 2008, we had cash on hand of $2,664,386.

LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2008 and July 31, 2008 we had cash and cash equivalents of $1,554,685 and $2,664,386 respectively. We have historically met our liquidity requirements from a variety of sources, including internally generated cash and short-term borrowings from financial institutions.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. On October 31, 2008, we had approximately $1,554,685 in cash and cash equivalents. A hypothetical 2 per cent increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

DESCRIPTION OF PROPERTY

JBI’s leased corporate office and warehouse space is located at 4536 Portage Road, Niagara Falls Ontario Canada, L2E 6A8 in the north end of Niagara Falls, five miles from two major highways, and within five to 20 miles from four major international bridges.

JBI pays $6888.88 monthly for this space.

MANAGEMENT

Business Experience

The following summarizes the occupation and business experience for our officers, directors, key employees:

We have one Director and Officer as follows:

Name	Age	Positions and Offices Held

John Bordynuik	39	President/Director

John Bordynuik is the founding CEO and President of John Bordynuik Inc (JBI). At JBI, Mr. Bordynuik is responsible for driving corporate strategy, business development, hardware and software design, and sales. Mr. Bordynuik grew JBI organically with a proven team. Mr. Bordynuik built JBI with strong client relationships and an impeccable reputation by developing sophisticated magnetic storage devices to recover legacy data for MIT, US Army, NASA, professors of institutions worldwide, founders of Fortune-500 companies, and countless public and private companies.

Mr. Bordynuik is a Collaborative Researcher in the Math and Computation Group of the Computer Science and Artificial Intelligence Lab, Massachusetts Institute of Technology (MIT), Cambridge, MA. Mr. Bordynuik solved MIT's problem of reading 30-40 year old tapes by developing highly sophisticated technology to address the issues related to legacy computer data, and has since recovered thousands of tapes from the 1960's to 1990's. In 2001, Mr. Bordynuik recovered the "holy grail of software" for the founder of the world’s largest operating system company in Washington. During 1990-2001, Mr. Bordynuik was employed by the Ontario Legislative Assembly, Queen's Park, Toronto, in Research and Development. Mr. Bordynuik has recovered data from old media for the past 20 years to amass the world's largest solution and algorithm archive.

Mr. Bordynuik was granted a broad US patent (7,115,872) for a dirty bomb detector in 2006. Mr. Bordynuik continues to innovate and develop niche market products for JBI. Mr. Bordynuik is known in the data recovery community as a visionary, innovator, and problem solver of extraordinary talent.

Employment Agreements

None.

Family Relationships

None.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the periods ended July 31, 2008 and 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer, and our Secretary/Treasurer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
John Bordynuik	2008	-	-	-	-
CEO and CFO	2007	-	-	-	-

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at July 31, 2008.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Plan

There are no common shares set aside for any stock option plan; however, we plan to issue stock options which will equal in the aggregate 10 per cent of the Company’s total issued and outstanding shares in the future. Such stock options will be awarded to management, employees, and members of the Company’s Board of Directors.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5 per cent stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

PRINCIPAL STOCKHOLDERS

Pre-Closing

The following table sets forth certain information regarding our common stock beneficially owned, prior to the closing of the Exchange Agreement, for (i) each shareholder known to be the beneficial owner of 5 per cent or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control. Pre-closing, 100,000 shares of our common stock were outstanding immediately prior to the Closing Date.

Name (1)	Number of Shares Beneficially Owned	Percent of Shares (2)
John Bordynuik	100,000	100%

All Executive Officers and Directors as a group (2)

(1) The address for each person is 4536 Portage Road, Niagara Falls Ontario Canada, L2E 6A8.
(2) Based on 100,000 shares of common stock outstanding.

Post-Closing

The following table sets forth certain information regarding our common stock beneficially owned on February 10, 2009, for (i) each stockholder known to be the beneficial owner of 5 per cent or more of JBI’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the closing of the Exchange Agreement.

Name (1)	Number of Shares Beneficially Owned	Percent of Shares (2)
John Bordynuik	37,100,000	63%
Sandra Elsley	7,750,000	13%
All Executive Officers and Directors as a group (2)	37,100,000	63%

(1) The address for each person is 4536 Portage Road, Niagara Falls Ontario Canada, L2E 6A8.
(2) Based on 58,621,250 shares of common stock outstanding after the closing of the Exchange Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DESCRIPTION OF SECURITIES

The Company is authorized to issue 200,000,000 shares of Common Stock, par value $.001 and 50,000,000 shares of Preferred Stock, par value $.001. As of February 10, 2009, 58,621,250 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding, including shares issued pursuant to the closing of the Exchange Agreement.

(a)           Common Stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and non-assessable.

(b)           Preferred Stock. Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock. We currently have no plans to issue any shares of preferred stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established current public market for the shares of our common stock. There can be no assurance that a liquid market for our securities will ever develop. Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Transfer Agent and Registrar

We currently do not have a transfer agent.

LEGAL PROCEEDINGS

We are not involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Delaware, Section 102(b)(7) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, on February 10, 2009, we issued 58,521,000 shares of our Common Stock to the JBI Shareholders, their affiliates or assigns, in exchange for 100 per cent of the outstanding shares of JBI. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of the JBI Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the JBI Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.03 Change in Fiscal Year

On February 10, 2009, Board of Directors approved by unanimous written consent a change in our fiscal year end from September 30 to July 31.

Item 9.01 Financial Statement and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Unaudited Condensed Consolidated Financial Statements of John Bordynuik, Inc. as of October 31, 2008 and for the three months ended October 31, 2008 and 2007 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

The Audited Consolidated Financial Statements of John Bordynuik, Inc. as of July 31, 2008 and 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(d)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Exchange Agreement by and among Expedite 2, Inc.; John Bordynuik, Inc.; and the John Bordynuik, Inc. Shareholders, dated February 10, 2009
3.1	Certificate of Incorporation of Expedite 2, Inc. (1)
99.1	Financial Statements for the Year Ended July 31, 2008
99.2	Financial Statements for the Quarter Ended October 31, 2008

1	Incorporated by reference to Form 10SB12G filed on October 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITE 2, INC.

Date: February13, 2009	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer